EXHBIT 4.2

Execution Copy

*This Instrument Grants a Security Interest by a Public Utility

This instrument was prepared by

/s/ Ira G. Megdal

Ira G. Megdal, Esquire

MORTGAGE

SOUTH JERSEY GAS COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee
________________________________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 23, 2017
________________________________________________

Providing for the Issuance of First Mortgage Bonds,
Series E

and

Supplementing the Supplemental Indenture Amending and Restating First Mortgage Indenture
Dated as of January 23, 2017
________________________________________________

This Instrument Contains After-Acquired Property Provisions

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of January 23, 2017, between SOUTH JERSEY GAS COMPANY, a corporation organized and subsisting under the laws of the State of New Jersey (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

The Company has heretofore duly executed and delivered to The Bank of New York Mellon, as Trustee, a certain Supplemental Indenture Amending and Restating First Mortgage Indenture dated as of January 23, 2017 (the “Original Indenture” and as amended and supplemented by this First Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) or to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; or to provide security for the payment of the principal of and premium, if any, and interest, if any, on other obligations of the Company, such as notes issued under that Indenture of Trust dated as of October 1, 1998 (as such indenture has been and may be amended from time to time, the “Note Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Note Trustee”).

The Original Indenture granted and conveyed, and this First Supplemental Indenture grants and conveys, unto the Trustee, upon the trusts and for the uses and purposes specifically set forth in the Original Indenture, certain real estate, franchises and other property therein described or which might be thereafter acquired by the Company, to secure the payment of the principal of and premium, if any, and interest, if any, on the Securities from time to time issued thereunder (including pursuant to any supplemental indentures thereto, such as this First Supplemental Indenture).

The Company is making provisions for the issuance and sale of its Medium Term Notes, Series E, 2017, due January 25, 2047 (the “Notes”), to be issued under the Note Indenture, and to secure the Company's obligations to pay principal, premium, if any, and interest on the Notes, the Company desires to provide for the issuance under the Indenture to the Note Trustee a new series of Securities.

The Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Original Indenture as permitted by Sections 2.1, 3.1 and 14.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture in an aggregate principal amount of $200,000,000 (such series being hereinafter referred to as “Series E”) to secure the Company's obligations to pay principal, premium, if any, and interest on the Notes. The first mortgage bonds of Series E are hereinafter referred to as the “Bonds of Series E.”

All things necessary to make the Bonds of Series E, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE I.
TITLE, FORM AND TERMS OF BONDS OF SERIES E

Section 1.1           This First Supplemental Indenture hereby creates a series of Securities designated as “South Jersey Gas Company First Mortgage Bonds, Series E,” (collectively referred to as the “Bonds of Series E”). For purposes of the Indenture, the Bonds of Series E shall constitute a single series of Securities. The Bonds of Series E shall be issuable as fully registered Bonds, substantially in the form set forth on Exhibit A hereto, but they may bear and contain such legends and modifications as may be required by law or as may be necessary to comply with requirements of any stock exchange or of any regulatory board, body or official.

Section 1.2           The Bonds of Series E shall be limited to an aggregate principal amount of $200,000,000, except for Bonds of Series E authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of Series E pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Indenture and except for any Bonds of Series E which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder), in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Notes.

Section 1.3           Each Bond of Series E shall (a) be issued in the name of the Note Trustee, (b) bear interest from the date of its issuance at the rate provided in the Notes, including, if applicable, at a default rate for the Notes; provided, however, in no event will a Bond of Series E bear interest at a rate greater than 10% per annum, and (c) have principal and interest due on the same dates as the Notes; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 1.5. The Company shall inform the Trustee of the initial interest rate of the Notes and of any change in such interest rate.

Section 1.4           The Bonds of Series E shall be transferable and exchangeable only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered Holder in person or by attorney duly authorized in writing as provided in the Indenture.

Section 1.5           In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to Bonds of Series E, the Company shall be entitled to credits against amounts otherwise payable in respect of the Bonds of Series E in an amount corresponding to (a) the principal amount of any of the Notes surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, or redeemed by the Company, (b) the amount of money held by the Note Trustee and available and designated for the payment of principal of, and/or interest on, any Notes, regardless of the source of payment to the Note Trustee of such moneys, and (c) the amount by which principal of or interest due on the Bonds of Series E exceeds principal of or interest due on the Notes. As provided in the definition of Outstanding in the Indenture, any reduction in the principal amount outstanding of a Note shall cause a similar reduction in the amount of the Bonds of Series E, which reduction shall reduce the amount deemed to be Outstanding of the Bonds of Series E. The amount by which the Bonds of Series E are deemed to be so reduced shall constitute a Retired Security for purposes of the Indenture.

Section 1.6           Notwithstanding anything in the Indenture to the contrary, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on Bonds of Series E shall be fully or partially, as the case may be, satisfied and discharged to the extent that (a) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on an outstanding Note, as and when the same shall have become due and payable; (ii) the Company shall have delivered to the Note Trustee for cancellation an outstanding Note; or (iii) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Note Trustee as trust funds an amount in (i) cash, (ii) Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which shall be sufficient, as certified by the Company in an Officer’s Certificate delivered to the Trustee, to pay when due all or part of the principal of and premium, if any, and interest, if any, due and to become due on all or part of the outstanding Notes, or (iii) a combination of (i) and (ii) which shall be sufficient, as certified by the Company in an Officer’s Certificate delivered to the Trustee, to pay when due all or part of the principal of and premium, if any, and interest, if any, due and to become due on the outstanding Notes.

Section 1.7           Without limiting the effect of Section 1.5, an Officer's Certificate, which is consented to or acknowledged by the Note Trustee, stating that the Company is entitled to a credit under Section 1.5 hereof or that any Note has been canceled or paid in whole or in part shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

Section 1.8           In addition to the Events of Default provided in the Indenture, the following constitute an Event of Default with respect to the Bonds of Series E:

(a)           if the Company shall default in the payment of any installment of interest due on a Bond of Series E and such default shall continue for a period of ten (10) days; or

(b)           if the Company shall default in the performance of or compliance with any other covenant, condition or term contained in the Indenture and such default shall continue for 30 days after the Company shall have knowledge thereof.

Section 1.9           When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on a Bond of Series E shall be satisfied or deemed satisfied in full pursuant to Section 1.5 or 1.6 or when there is no remaining principal amount deemed to be Outstanding, the Holder of such Bond of Series E shall, upon written request of the Company, deliver without cost to the Company such Bond of Series E, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds of Series E delivered to the Company in accordance with this Section 1.9 shall be delivered by the Company to the Security Registrar for cancellation in accordance with Section 3.9 of the Original Indenture.

ARTICLE II.
ISSUE AND AUTHENTICATION OF BONDS OF SERIES E

Section 2.1           Upon compliance by the Company with the requirements of the Indenture, including this First Supplemental Indenture, for the issuance of additional Securities, Bonds of Series E up to an aggregate principal amount of $200,000,000 may forthwith, or, at the election of the Company, in stages from time to time, be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and make available for delivery said Bonds in accordance with the Original Indenture.

ARTICLE III.
COVENANT

Section 3.1           As long as any Bonds of Series E remain Outstanding the Company will not declare or pay any dividend on any shares of its Common Stock (other than dividends payable in shares of its Common Stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any Subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 2015 would exceed the aggregate net income of the Company available for dividends on its Common Stock earned after such date plus the sum of $464,000,000.

For the purpose of calculating the requirements of this Section 3.1, the net income of the Company available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by the BPU or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that (a) the deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of the Company, and (b) no deduction or adjustment shall be made from gross income for or in respect of (i) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such redemption or retirement, (ii) profits or losses from sales of capital assets or taxes in respect of such profits, (iii) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 2016, (iv) charges for the write-off of unamortized debt discount and expense carried on the books of the Company at December 31, 2015, or (v) charges for the write-off or write-down of the amount at which any property of the Company was carried on its books at December 31, 2015, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation, or order of, the BPU and shall not be required by the BPU to be charged against earnings accumulated after December 31, 2015.

ARTICLE IV.
CONCERNING THE TRUSTEE

Section 4.1           The Trustee, for itself and its successors in said trusts, hereby accepts the trust hereby provided and agrees to perform the same upon the terms and conditions contained in the Indenture, including this First Supplemental Indenture.

Section 4.2           The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

ARTICLE V.
MISCELLANEOUS

Section 5.1           Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.2           All capitalized terms used in this First Supplemental Indenture that are not defined in this First Supplemental Indenture which are defined in the Indenture shall have the same meaning as used in the Indenture, except where the context clearly indicates otherwise.

Section 5.3           This First Supplemental Indenture and Bonds of Series E shall be governed by and construed in accordance with the law of the State of New Jersey, except to the extent that the Trust Indenture Act shall be applicable.

Section 5.4           This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SOUTH JERSEY GAS COMPANY

	By:	/s/ Ann T. Anthony
Name: Ann T. Anthony
Title: Treasurer

ATTEST:		[SEAL]

/s/ Gina Merritt-Epps
Gina Merritt-Epps
General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON,
as Trustee

	By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

ATTEST:		[SEAL]

/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

STATE OF NEW JERSEY	:
	:	ss:
COUNTY OF ATLANTIC	:

Be it remembered, that on 1/24/17, before me, a Notary Public of New Jersey, personally appeared Ann T. Anthony who, I am satisfied, is Treasurer of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him/her the contents thereof, he/she acknowledged that he/she had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he/she has received, without charge, a true copy of said foregoing deed or instrument. All of which is hereby certified.

Notary Public of New Jersey

My Commission Expires:

STATE OF NEW JERSEY	:
	:	ss:
COUNTY OF PASSAIC	:

Be it remembered, that on January 23, 2017, before me, a Notary Public of the State of New Jersey, personally appeared Laurence J. O’Brien, who, I am satisfied, is a Vice President of The Bank of New York Mellon, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors. All of which is hereby certified.

Rick J. Fiero
Notary Public of State of New Jersey

My Commission Expires: Nov 24, 2019

The within First Supplemental Indenture has been recorded and filed as follows:

County	Date of Recordation	Book	Page

New Jersey:

Atlantic
Burlington
Camden
Cape May
Cumberland
Gloucester
Salem

EXHIBIT A

[FORM OF BOND OF SERIES E]

THIS BOND IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE INDENTURE (AS HEREINAFTER DEFINED) AND IN THE INDENTURE OF TRUST DATED AS OF OCTOBER 1, 1998 (AS SUPPLEMENTED FROM TIME TO TIME, THE “NOTE INDENTURE”) BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON, AS TRUSTEE (THE “NOTE TRUSTEE”).

REGISTERED	REGISTERED
NUMBER	AMOUNT
RE	$

SOUTH JERSEY GAS COMPANY

FIRST MORTGAGE BOND, SERIES E

South Jersey Gas Company, a New Jersey corporation (hereinafter called the “Company”), for value received, promises to pay on January 25, 2047 to the Note Trustee or registered assigns, on the surrender hereof, the principal sum of __________________________ Dollars, and to pay interest thereon from the date hereof, at the rate of 3.00% per annum (computed on the basis of a 360 day year of twelve 30 day months), such interest to be payable January 25 and July 25 in each year, commencing July 25, 2017 until the obligation of the Company with respect to the payment thereof shall be discharged; provided, however, that principal and interest shall be payable on such dates as principal and interest is payable upon the Notes (as hereinafter defined) with respect to which this First Mortgage Bond (this “Bond”) is being issued, whether at stated times, upon redemption or acceleration or otherwise; and provided, further, that the Company shall receive certain credits against such obligations as set forth in the First Supplemental Indenture (as hereinafter defined), and the rate of interest may be increased to a default rate of interest, to the extent applicable to a Note, but in event to greater than 10% per annum. Capitalized terms used but not defined in this Bond that are defined in the Indenture shall have such meanings as provided in the Indenture (as modified by the First Supplemental Indenture).

All payments of principal hereof and interest hereon shall be paid at the corporate trust office of the Trustee (as hereinafter defined) or its successor as trustee under the Indenture, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the First Supplemental Indenture.

This Bond is one of an authorized issue of first mortgage bonds of the Company (“Securities”), designated as its First Mortgage Bonds, without specified limit as to aggregate authorized principal amount and issuable in one or more series (each of which is hereinafter referred to as a “Series”), all issued or to be issued under and (except in respect of any sinking, replacement, purchase, or other analogous fund provided in the Indenture or in any supplement thereto for any one or more particular Series of Securities or Tranches thereof) equally and ratably secured by that Supplemental Indenture Amending and Restating First Mortgage Indenture dated as of January 23, 2017 (the “Original Indenture”) between the Company and The Bank of New York Melon, as trustee (the “Trustee”), as may be supplemented by indentures supplemental thereto from time to time, including that First Supplemental Indenture dated as of January 23, 2017 (the “First Supplemental Indenture”), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Holders of Securities in respect thereof, and for a specification of the principal amount of Securities from time to time issuable thereunder and the conditions upon which Securities may be issued and shall be secured.

The Securities designated as “South Jersey Gas Company First Mortgage Bonds, Series E” (sometimes referred to herein as “Bonds of Series E”), of which this Bond is one, are of similar tenor hereto, and are limited to the aggregate authorized principal amount of $200,000,000 (except for Bonds of Series E authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of Series E pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Indenture and except for any Bonds of Series E which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered hereunder). Such Bonds of Series E have been issued to the Note Trustee as security for the payment of notes issued under the Note Indenture and designated Medium Term Notes, Series E, 2017, due January 25, 2047 (the “Notes”), in the aggregate principal amount of $200,000,000.

On certain defaults by the Company, as provided in the Indenture, the principal of this Bond may become payable in advance of the expressed maturity thereof.

This Bond is transferable, but only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered Holder in person or by attorney duly authorized in writing as provided in the Indenture. Upon any such transfer, a new fully registered Bond of Series E similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of Series E of other authorized denominations but of the same aggregate principal amount as more fully provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.5 and 3.7 of the Indenture) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Bonds of Series E are issuable only in fully registered form, in any denomination authorized by the Company.

As more fully provided in the Indenture, certain of the provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, without the consent of the Holders, while other provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added only with the consent of Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. Notwithstanding the foregoing, as provided in the Indenture, certain provisions of this Bond may not be changed without the consent of the Holder of this Bond.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Bond, or any part thereof, or for any claim based thereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, any indenture supplemental thereto or this Bond, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Bond and the obligations evidenced hereby are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness evidenced hereby or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, any supplemental indenture or in this Bond or to be implied therefrom or herefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of the Indenture, as originally executed and delivered, and the issuance of this Bond.

The execution by the Trustee, or by its successor in trust under the Indenture, of the Trustee's certificate of authentication set forth hereon is essential to the validity of this Bond. This Bond shall be governed by and construed in accordance with the law of the State of New Jersey, except to the extent that the Trust Indenture Act shall be applicable.

IN WITNESS WHEREOF, SOUTH JERSEY GAS COMPANY has caused this Bond to be duly executed by the manual or facsimile signatures of its proper officers under its corporate seal or a facsimile thereof.

Date:

SOUTH JERSEY GAS COMPANY

By:
[SEAL]		, [Title]

Attest:

Secretary

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

The within Bond is one of the Bonds of the Series designated therein, which are described or provided for in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By
Authorized Signatory

Date of Authentication: